Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, and 333-105032) of Baxter International Inc. of our report dated June 18, 2004 relating to the financial statements of the Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP

Chicago, Illinois

June 28, 2004